Exhibit 99.1

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

Schedule “A”

	Three Months ended March 31, 2008 (1)
	Earnings Release May 1, 2008	Form 10-Q Filed November 10, 2008	Change
Revenue	$91,331	$87,830	$(3,501	)(i)
Cost of revenue	66,008	66,119	111	(ii)

Gross margin	25,323	21,711	(3,612)

Operating costs and expenses:
Research and development	9,185	9,164	(21)
Sales and marketing	5,426	5,476	50
General and administrative	4,502	5,366	864	(iii)

Total operating costs and expenses	19,113	20,006	893

Operating income	6,210	1,705	(4,505)
Other income, net:
Interest income, net	1,430	1,503	73
Other income, net	546	546	—

Income before income taxes	8,186	3,754	(4,432)
Income tax expense	3,745	1,921	(1,824	)(iv)

Net income	$4,441	$1,833	$(2,608)

Per share data:
Net income per share:
Basic	$0.14	$0.06	$(0.08)
Diluted	$0.14	$0.06	$(0.08)
Weighted average shares used in computation of basic and diluted net income per share:
Basic	32,541	32,541
Diluted	32,680	32,828

(1)	This table presents the Company’s results of operations for the three months ended March 31, 2008 as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 compared to the Company’s preliminary results for the same period as announced in a press release issued on May 1, 2008 (the “Earnings Release”).

See “Non -GAAP Financial Measures” on page 9 for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Footnotes to Schedule “A”

(i) Includes approximately $3.4 million in revenue deferred from the period ended March 31, 2008 to the period ended June 30, 2008 as a result of the Company’s review of its revenue cut-off procedures, internal controls and accounting related to certain customer contracts.

(ii) The change in cost of revenue comprises the following:

A $3.2 million reduction to cost of revenue resulting from the move of approximately $3.4 million in revenue noted in item (i) above; and, a $3.3 million increase to cost of revenue resulting from changes in the estimates related to our provision for excess and obsolete inventory based on additional information that became available to the Company subsequent to the issuance of the Earnings Release.

(iii) An increase of $864,000 in our general and administrative expense resulting from changes in estimates related to our allowance for doubtful accounts receivable based on additional information that became available to the Company subsequent to the issuance of the Earnings Release.

(iv) Income tax expense for Federal and state taxes decreased predominantly due to the decrease in income before income tax expense and due to changes in estimates of the Company’s provision for state income tax expense based on additional information that became available to the Company subsequent to the issuance of the Earnings Release.

See “Non -GAAP Financial Measures” on page 9 for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Schedule “B”

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended March 31, 2008

(in thousands, except per share data)

(unaudited)

	Net Income	Earnings Per Share, Diluted
May 1, 2008 Earnings Release
GAAP	$4,441	$0.14
Share-based compensation expense, net of income taxes	1,166	0.03

Non-GAAP	$5,607	$0.17

Form 10-Q filed November 10, 2008
GAAP	$1,833	$0.06
Share-based compensation expense, net of income taxes	1,426	0.04

Non-GAAP	$3,259	$0.10

See “Non-GAAP Financial Measures” on page 9 for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Schedule “C”

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended March 31, 2008

(in thousands, except per share data)

(unaudited)

	Per May 1, 2008 Press Release			Form 10-Q filed November 10, 2008
	GAAP	Adjustments (a)	Non-GAAP	GAAP	Adjustments (a)	Non-GAAP
Revenue	$91,331	$—	$91,331	$87,830	—	$87,830
Cost of revenue	66,008	(144)	65,864	66,119	$(144)	65,975

Gross margin	25,323	144	25,467	21,711	144	21,855

Operating costs and expenses:
Research and development	9,185	(560)	8,625	9,164	(560)	8,604
Sales and marketing	5,426	(256)	5,170	5,476	(256)	5,220
General and administrative	4,502	(658)	3,844	5,366	(719)	4,647

Total operating costs and expenses	19,113	(1,474)	17,639	20,006	(1,535)	18,471

Operating income	6,210	1,618	7,828	1,705	1,679	3,384
Other income, net:
Interest income, net	1,430	—	1,430	1,503	—	1,503
Other income, net	546	—	546	546	—	546

Income before income taxes	8,186	1,618	9,804	3,754	1,679	5,433
Provision for income taxes	3,745	452	4,197	1,921	253	2,174

Net income	$4,441	$1,166	$5,607	$1,833	$1,426	$3,259

Per share data:
Net income per common share:
Basic	$0.14	$0.03	$0.17	$0.06	$0.04	$0.10
Diluted	$0.14	$0.03	$0.17	$0.06	$0.04	$0.10
Weighted average shares used in computation of Net income per share:
Basic	32,541	32,541	32,541	32,541	32,541	32,541
Diluted	32,680	32,680	32,680	32,828	32,828	32,828

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See “Non-GAAP Financial Measures” on page 9 for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Schedule “D”

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30, 2008 (1)				Six months ended June 30, 2008 (2)
	August 19, 2008	Form 10Q	Change		August 19, 2008	Form 10Q	Change
	Preliminary Earnings Release	Filed November 10, 2008			Preliminary Earning Release	Filed November 10, 2008
Revenue	$89,820	$89,630	$(190)		$181,151	$177,460	$(3,691	)(iii)
Cost of revenue	68,268	66,952	(1,316	)(i)	134,276	133,071	(1,205	)(iv)

Gross margin	21,552	22,678	1,126		46,875	44,389	(2,486)

Operating costs and expenses:
Research and development	9,273	9,273	—		18,458	18,437	(21)
Sales and marketing	4,990	4,990	—		10,416	10,466	50
General and administrative	7,993	7,127	(866	)(i)	12,495	12,493	(2)

Total operating costs and expenses	22,256	21,390	(866)		41,369	41,396	27

Operating income	(704)	1,288	1,992		5,506	2,993	(2,513)
Other income (expense), net:
Interest income, net	1,053	1,054	1		2,483	2,557	74
Other income (expense), net	(76)	(76)	—		470	470	—

Income before income taxes	273	2,266	1,993		8,459	6,020	(2,439)
Income tax expense	248	1,314	1,066	(ii)	3,993	3,235	(758	)(v)

Net income	$25	$952	$927		$4,466	2,785	$(1,681)

Per share data:
Net income per share:
Basic	$0.00	$0.03	$0.03		$0.14	$0.09	$(0.05)
Diluted	$0.00	$0.03	$0.03		$0.14	$0.09	$(0.05)
Weighted average shares used in computation of basic and diluted net income per share:
Basic	31,386	31,386			31,964	31,964
Diluted	31,502	31,502			32,165	32,165

(1)	This table presents the Company’s results of operations for the three months ended June 30, 2008 as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 compared to the Company’s preliminary results for the same period as announced in a press release issued on August 19, 2008 (the “Q2 2008 Earnings Release”).

(2)	This table presents the Company’s results of operations for the six months ended June 30, 2008 as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 compared to the Company’s combined preliminary results for each of the first and second quarters of 2008 as announced in a press release issued on May 1, 2008 (the “Q1 2008 Earnings Release”) and the Q2 2008 Earnings Release.

See “Non-GAAP Financial Measures” on page 9 regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Footnotes to Schedule “D”

(i)	The change in cost of revenue and general and administrative expense resulted principally from changes in estimates related to our provision for excess and obsolete inventory and our allowance for doubtful accounts receivable that were recorded in our financial results for the quarter ended March 31, 2008 and reported in our Form 10Q for that period. If the Company’s first quarter Form 10-Q had been filed timely, these estimates would have been recorded in our financial results for the quarter ended June 30, 2008 and reported in our Form 10-Q for that period.

(ii)	Income tax expense for Federal and state taxes increased predominantly due to the increase in income before income tax expense.

(iii)	Includes approximately $3.4 million in revenue deferred from the period ended March 31, 2008 to the period ended June 30, 2008 as a result of the Company’s review of its revenue cut-off procedures, internal controls and accounting related to certain customer contracts. The $3.4 million in revenue was included in the Q1 2008 Earnings Release and in the Q2 2008 Earnings Release because the determination to defer the revenue was made after the Q1 2008 Earnings Release was issued.

(iv)	The change in cost of revenue comprises the following:

a.	A $3.2 million reduction to cost of revenue resulting from the deferral of approximately $3.4 million in revenue noted in item iii above; and,

b.	A $2.0 million increase to cost of revenue resulting from changes in the estimates related to our provision for excess and obsolete inventory based on additional information that became available to the Company subsequent to the issuance of the Q2 2008 Earnings Release.

(v)	Income tax expense for Federal and state taxes decreased predominantly due to the decrease in income before income tax expense and to changes in estimates of the Company’s provision for state income tax expense based on additional information that became available to the Company subsequent to the issuance of the Q1 2008 Earnings Release.

See “Non-GAAP Financial Measures” on page 9 regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Schedule “E”

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended June 30, 2008

(in thousands, except per share data)

(unaudited)

	Net Income	Earnings Per Share, Diluted
August 19, 2008 Preliminary Earnings Release
GAAP	$25	$0.00
Share-based compensation expense, net of income taxes	979	0.03

Non-GAAP	$1,004	$0.03

Form 10-Q filed November 10, 2008
GAAP	$952	$0.03
Share-based compensation expense, net of income taxes	1,105	0.04

Non-GAAP	$2,057	$0.07

See “Non-GAAP Financial Measures” on page 9 regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Schedule “F”

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended June 30, 2008

(in thousands, except per share data)

(unaudited)

	August 19, 2008 Preliminary Earnings Release			Form 10-Q filed November 10, 2008
	GAAP	Adjustments (a)	Non-GAAP	GAAP	Adjustments (a)	Non-GAAP
Revenue	$89,820	—	$89,820	$89,630	—	$89,630
Cost of revenue	68,268	$(135)	68,133	66,952	$(135)	66,817

Gross margin	21,552	135	21,687	22,678	135	22,813

Operating costs and expenses:
Research and development	9,273	(457)	8,816	9,273	(457)	8,816
Sales and marketing	4,990	(226)	4,764	4,990	(226)	4,764
General and administrative	7,993	(694)	7,299	7,127	(694)	6,433

Total operating costs and expenses	22,256	(1,377)	20,879	21,390	(1,377)	20,013

Operating income	(704)	1,512	808	1,288	1,512	2,800
Other income (expense), net:
Interest income, net	1,053	—	1,053	1,054	—	1,054
Other income (expense), net	(76)	—	(76)	(76)	—	(76)

Income before income taxes	273	1,512	1,785	2,266	1,512	3,778
Provision for income taxes	248	533	781	1,314	407	1,721

Net income	$25	$979	$1,004	$952	$1,105	$2,057

Per share data:
Net income per common share:
Basic	$0.00	$0.03	$0.03	$0.03	$0.04	$0.07
Diluted	$0.00	$0.03	$0.03	$0.03	$0.04	$0.07
Weighted average shares used in computation of Net income per share:
Basic	31,386	31,386	31,386	31,386	31,386	31,386
Diluted	31,502	31,502	31,502	31,502	31,502	31,502

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See “Non-GAAP Financial Measures” on page 9 regarding our use of Non-GAAP financial measures.

Non-GAAP Financial Measures

Novatel Wireless (the “Company”) has provided the above financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP net income and diluted earnings per share exclude share-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate. The Company uses these non-GAAP financial measures internally in analyzing its financial results and making operating decisions and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income and diluted earnings per share are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income and diluted earnings per share or any other performance measure determined in accordance with GAAP. The Company presents non-GAAP net income and diluted earnings per share because it considers each to be an important supplemental measure of the Company’s performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes share-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. The Company believes that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of the Company’s underlying operating performance with that of other companies in its industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of the Company’s non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

•

Other companies, including other companies in the Company’s industry, may calculate non-GAAP net income and diluted earnings per share differently than the Company does, limiting their usefulness as a comparative tool.

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to the Company’s GAAP financial measures reflect the exclusion of share-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of the Company’s use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.